EXHIBIT 99.1

Filed by Orrstown Financial Services, Inc.
Commission File No.: 033-18888

FOR IMMEDIATE RELEASE:

Contact:

Kenneth R. Shoemaker

President and CEO

Phone 717.530.2600

77 East King Street | Shippensburg PA

Orrstown Financial Services, Inc. Files Application with NASDAQ

Shippensburg, PA (July 29, 2008) The Board of Directors of Orrstown Financial Services, Inc. (parent company of Orrstown Bank) announced today its intent to file an application to list the common stock of Orrstown Financial Services, Inc. on the NASDAQ Capital Market. It is expected that NASDAQ will make a determination whether the Company meets all the requirements for listing sometime during the third quarter of 2008. The Company’s common stock is currently quoted on the Over the Counter Bulletin Board (OTCBB) under the symbol “ORRF”.

With over $930 million in assets, Orrstown Financial Services, Inc. and its subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland.

Certain statements in this release may constitute “forward looking statements” under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Orrstown Financial’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Orrstown Financial conducts its operations, fluctuations in interest rates, credit quality, and government regulation.

####